Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, 333-256179, 333-273751, and 333-280078) on Form S-8 and (Nos. 333-207141 and 333-280076) on Form S-3 of Beyond, Inc. of our report dated October 14, 2024 with respect to the consolidated financial statements of tZERO Group, Inc. included in this Annual Report on Form 10-K.

/s/ BAKER TILLY US, LLP
New York, New York
February 25, 2025